Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-209506 on Form S-3, Registration Statements No. 333-212876 and No. 333-223619 on Form S-8, and Registration Statement No. 333-226625 on Form S-4 of our report dated March 13, 2019, relating to the consolidated financial statements and financial statement schedule of Phillips Edison & Company, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Phillips Edison & Company, Inc. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
March 13, 2019